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                                                                Exhibit 23(j)(6)

[LOGO] Dickinson Wright PLLC                  301 E. Liberty, Suite 500
                                              Ann Arbor, Michigan 48104-2266
                                              Telephone: (734) 623-7075
                                              Facsimile: (734) 623-1625
                                              http: //www.dickinsonwright.com

                                              Thomas D. Hammerschmidt, Jr.
                                              THammerschmidt@dickinsonwright.com
                                              (734) 623-1602
January 10, 2005

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, NY 10017

Re: Seligman Municipal Fund Series
    Post-Effective Amendment No. 42

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of its Michigan Municipal Series, we have reviewed the material with respect to Michigan Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Michigan Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           DICKINSON WRIGHT PLLC


                                           Thomas D. Hammerschmidt, Jr.

TDH/ms

                               Counsellors At Law

             Detroit Bloomfield Hills Lansing Grand Rapids Ann Arbor
                                Washington, D.C.